SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2008

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27596 (Commission file number)	94-3170244 (I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

                                                On October 26, 2007, Gregory Lichtwardt, Executive Vice President, Treasurer and Chief Financial Officer of Conceptus, Inc. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”), which became effective on February 1, 2008.  The Plan is an agreement between Mr. Lichtwardt and a broker to sell shares of common stock of the Company that he will acquire by vesting of restricted stock units.  Pursuant to the Plan, a maximum of 18,000 shares of common stock may be sold beginning February 20, 2008 and ending on February 29, 2008.  The Plan specifies the shares of common stock are to be sold at then current market prices.

                                                Mr. Lichtwardt entered into the Plan solely to satisfy tax withholding obligations on the 36,000 restricted stock units that he will acquire on February 20, 2008. He will have no control over the timing of the sales of shares of common stock under the Plan.

                                                The Plan is intended to comply with Rule 10b5–1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5–1 allows corporate insiders to establish pre-arranged written stock trading plans at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent pre-arranged transactions under the Rule 10b5–1 plan from being executed.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:  February 6, 2008